Exhibit 99.1

Press Release

Federated Investors, Inc. Reports Fourth Quarter and Year-End 2006 Earnings

•	Assets Under Management Reach a Record $237.4 Billion

•	Equity Assets Reach a Record $40.9 Billion

•	Board Declares Quarterly Dividend of $0.18

(PITTSBURGH, Pa., January 25, 2007) — Federated Investors, Inc. (NYSE: FII), one of the nation’s largest investment managers, today reported earnings per diluted share from continuing operations (EPS) of $0.51 for the quarter ended Dec. 31, 2006, compared to $0.47 for Q4 2005. For the year ended Dec. 31, 2006, Federated reported EPS of $1.80 compared to $1.49 for 2005.

Federated’s income from continuing operations was $53.1 million for Q4 2006 compared to $51.4 million for Q4 2005. For the year ended Dec. 31, 2006, income from continuing operations was $191.0 million compared to $161.0 million for 2005.

Federated’s total managed assets reached a record $237.4 billion at Dec. 31, 2006, up $24.0 billion or 11 percent from $213.4 billion at Dec. 31, 2005 and up $14.7 billion or 7 percent from $222.7 billion at Sept. 30, 2006. Through its mutual funds and separate accounts, Federated managed a record $63.8 billion in equity and fixed-income assets as of Dec. 31, 2006, an $11.0 billion or 21 percent increase from $52.8 billion as of Dec. 31, 2005 and a $3.9 billion or 7 percent increase from $59.9 billion as of Sept. 30, 2006. Average managed assets for Q4 2006 were $231.7 billion, up $21.6 billion or 10 percent from $210.1 billion reported for Q4 2005 and up $12.0 billion or 5 percent from $219.7 billion reported for Q3 2006.

“Catalysts for Federated’s equity asset growth during 2006 included strong equity market conditions in the second half of the year, the acquisition of MDTA LLC (MDT) and improved performance in some of our key equity products,” said President and CEO J. Christopher Donahue. “Additionally, as money market yields increased over the course of the year, Federated continued to see growth in its money market assets as demand increased among broker/dealers and trust clients.”

The company also announced that its board of directors declared a quarterly dividend of $0.18 per share. The dividend is payable on Feb. 15, 2007 to shareholders of record as of Feb. 8, 2007. During Q4 2006, Federated purchased 1,348,500 shares of Federated class B common stock for $45.0 million. For 2006, the company purchased 5,236,344 shares for $168.9 million.

Contacts:

MEDIA	MEDIA	ANALYSTS
Meghan McAndrew	J.T. Tuskan	Ray Hanley
(412) 288-8103	(412) 288-7895	(412) 288-1920
mmcandrew@federatedinv.com	jtuskan@federatedinv.com	rhanley@federatedinv.com

Federated Reports Q4 and Year-End 2006 Earnings

Jan. 25, 2007

Federated’s equity assets were a record $40.9 billion at Dec. 31, 2006, up $11.1 billion or 37 percent from $29.8 billion at Dec. 31, 2005 and up $2.6 billion or 7 percent from $38.3 billion at Sept. 30, 2006. Federated’s top selling equity mutual funds on a net basis were: Federated Strategic Value Fund, Federated Kaufmann Small Cap Fund, Federated Muni and Stock Advantage Fund and Federated MDT All Cap Core Fund. Federated saw solid organic growth in its equity separate account products, which had $154 million in net sales during Q4 2006.

Federated’s fixed-income assets were $22.9 billion at Dec. 31, 2006, down slightly from $23.0 billion at Dec. 31, 2005 and up $1.2 billion or 6 percent from $21.7 billion at Sept. 30, 2006. Federated’s top selling fixed-income mutual funds on a net basis were: Federated Total Return Bond Fund, Federated Total Return Government Bond Fund, Federated Ultrashort Bond Fund and Federated Institutional High Yield Bond Fund.

Money market assets were $173.6 billion at Dec. 31, 2006, up $13.0 billion or 8 percent from $160.6 billion at Dec. 31, 2005 and up $10.8 billion or 7 percent from $162.8 billion at Sept. 30, 2006. Money market mutual fund assets were $155.2 billion at the end of Q4 2006, up $9.9 billion or 7 percent from $145.3 billion at Dec. 31, 2005 and up $8.4 billion or 6 percent from $146.8 billion at Sept. 30, 2006. Average money market mutual fund assets were $152.2 billion for Q4 2006, up $8.5 billion or 6 percent from $143.7 billion for Q4 2005 and up $6.4 billion or 4 percent from $145.8 billion for Q3 2006.

Financial Summary

For Q4 2006, revenue increased $21.1 million or 9 percent to $259.7 million compared to $238.6 million for the same quarter last year. The increase is primarily due to increases in revenue from average money market assets under management ($9.4 million); increases in average equity assets under management due to the acquisition of MDT ($8.4 million); and increases in average equity assets under management beyond MDT ($8.6 million). The increases were partially offset by a decrease in revenue from average fixed-income assets under management ($3.2 million). For Q4 2006, Federated derived 47 percent of its revenue from money market assets, 40 percent from equity assets, 12 percent from fixed-income assets and 1 percent from other products and services.

Revenue for 2006 increased $82.7 million or 9 percent to $978.9 million compared to $896.2 million for 2005, primarily due to the acquisition of the cash management business of Alliance Capital Management L.P. ($43.2 million) and other increases in average money market assets under management ($27.6 million); increases in average equity assets under management due to the acquisition of MDT ($15.2 million); and increases in average equity assets under management beyond MDT ($27.5 million). The increases were partially offset by a decrease in revenue from average fixed-income assets under management ($18.0 million). For 2006, Federated derived 47 percent of its revenue from money market assets, 39 percent from equity assets, 13 percent from fixed-income assets and 1 percent from other products and services.

Federated Reports Q4 and Year-End 2006 Earnings

Jan. 25, 2007

Operating expenses for Q4 2006 increased by $21.8 million or 14 percent to $175.0 million, compared to $153.2 million for Q4 2005. This increase in operating expenses was caused primarily by marketing and distribution expenses related to increased money market assets ($7.5 million); expenses related to MDT ($6.0 million), which was acquired in July 2006; and increased incentive compensation ($3.3 million).

For 2006, operating expenses increased by $69.1 million or 11 percent to $670.4 million compared to $601.3 million for 2005. Operating expenses for 2005 included the recognition of a $23.6 million insurance reimbursement related to costs incurred for various legal, regulatory and compliance matters, which primarily reduced professional service fee expenses. Other increases in 2006 operating expenses, as compared to 2005, were caused primarily by marketing and distribution expenses related to both the Alliance acquisition ($36.3 million) and other increases in money market assets ($19.8 million); as well as increases to various operating expenses due to the MDT acquisition ($11.7 million).

Federated will host an earnings conference call at 9 a.m. Eastern on Friday, Jan. 26, 2007. Investors are invited to listen to Federated’s Q4 earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time for the teleconference. The call may also be accessed in real time on the Internet via the About Us section of FederatedInvestors.com. A replay will be available after 12:30 p.m. and until Feb. 2, 2007 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 286 and conference ID code 227469.

Federated Investors, Inc. is one of the largest investment managers in the United States, managing $237.4 billion in assets as of Dec. 31, 2006. With 148 mutual funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 5,400 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 2 percent of money market fund managers in the industry, the top 7 percent of equity fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.

###

1 Strategic Insight, November 30, 2006. Based on assets under management in open-end funds.

Federated Securities Corp. is distributor of the Federated funds.

Separately managed accounts are made available through Federated Investment Counseling and Federated MDTA LLC, both registered investment advisors.

Federated Reports Q4 and Year-End 2006 Earnings

Jan. 25, 2007

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Quarter Ended Dec. 31,		% Change Q4 2005 to Q4 2006	Quarter Ended Sept. 30, 2006	% Change Q3 2006 to Q4 2006
	2006	2005
Revenue
Investment advisory fees, net	$166,182	$148,643	12%	$153,713	8%
Administrative service fees, net	38,820	36,227	7	36,864	5
Other service fees, net	53,294	52,188	2	51,813	3
Other, net	1,440	1,533	(6)	1,545	(7)

Total Revenue	259,736	238,591	9	243,935	6

Operating Expenses
Compensation and related	49,626	41,474	20	48,099	3
General and administrative
Marketing and distribution	74,413	65,653	13	72,172	3
Professional service fees	9,516	8,443	13	10,040	(5)
Office and occupancy	5,366	6,551	(18)	5,917	(9)
Systems and communications	5,461	5,011	9	5,757	(5)
Advertising and promotional	3,745	2,969	26	3,650	3
Travel and related	3,502	3,370	4	2,900	21
Settlement expense	—	42	(100)	—	—
Other	5,455	3,290	66	3,460	58

Total general and administrative	107,458	95,329	13	103,896	3
Amortization of deferred sales commissions	12,697	12,246	4	12,600	1
Amortization of intangible assets	5,176	4,126	25	5,389	(4)

Total Operating Expenses	174,957	153,175	14	169,984	3

Operating Income	84,779	85,416	(1)	73,951	15

Nonoperating (Expenses) Income
Investment income, net	1,841	3,144	(41)	1,958	(6)
Debt expense—recourse	(195)	(93)	110	(157)	24
Debt expense—nonrecourse	(1,688)	(4,158)	(59)	(1,846)	(9)
Other, net	(3)	—	100	—	100

Total Nonoperating (Expenses) Income, net	(45)	(1,107)	(96)	(45)	—

Minority interest	1,406	2,715	(48)	1,359	3

Income from continuing operations before income taxes	83,328	81,594	2	72,547	15
Income tax provision	30,185	30,244	(0)	27,383	10

Income from continuing operations	53,143	51,350	3	45,164	18

Discontinued operations, net of tax	135	477	(72)	445	(70)

Net Income	$53,278	$51,827	3%	$45,609	17%

Earnings Per Share—Basic
Income from continuing operations	$0.52	$0.48	8%	$0.44	18%
Income from discontinued operations	$0.00	$0.00	—	$0.00	—

Net Income*	$0.52	$0.49	6%	$0.44	18%

Earnings Per Share—Diluted
Income from continuing operations	$0.51	$0.47	9%	$0.43	19%
Income from discontinued operations	$0.00	$0.00	—	$0.00	—

Net Income*	$0.51	$0.48	6%	$0.43	19%

Weighted-average shares outstanding
Basic	103,050	106,108		103,587

Diluted	104,636	108,587		105,342

Dividends declared per share	$0.180	$0.150		$0.180

*	May not sum due to rounding.

Federated Reports Q4 and Year-End 2006 Earnings

Jan. 25, 2007

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Year Ended Dec. 31,		% Change
	2006	2005
Revenue
Investment advisory fees, net	$614,436	$570,695	8%
Administrative service fees, net	147,865	135,070	9
Other service fees, net	210,082	183,215	15
Other, net	6,475	7,258	(11)

Total Revenue	978,858	896,238	9

Operating Expenses
Compensation and related	192,082	172,412	11
General and administrative
Marketing and distribution	287,030	219,480	31
Professional service fees	35,566	8,569	315
Office and occupancy	21,785	20,774	5
Systems and communications	20,926	19,102	10
Advertising and promotional	15,141	15,210	(0)
Travel and related	12,362	11,944	3
Settlement expense	—	55,592	(100)
Other	14,661	12,364	19

Total general and administrative	407,471	363,035	12
Amortization of deferred sales commissions	51,822	51,732	0
Amortization of intangible assets	19,011	14,165	34

Total Operating Expenses	670,386	601,344	11

Operating Income	308,472	294,894	5

Nonoperating Income (Expenses)
Investment income, net	10,086	8,995	12
Debt expense—recourse	(482)	(348)	39
Debt expense—nonrecourse	(7,704)	(17,517)	(56)
Other, net	(6)	51	(112)

Total Nonoperating Income (Expenses), net	1,894	(8,819)	121

Minority interest	5,599	10,205	(45)

Income from continuing operations before income taxes	304,767	275,870	10
Income tax provision	113,719	114,896	(1)

Income from continuing operations	191,048	160,974	19

Discontinued operations, net of tax*	6,681	(691)	1,067

Net Income	$197,729	$160,283	23%

Earnings Per Share—Basic
Income from continuing operations	$1.83	$1.52	20%
Income (loss) from discontinued operations*	$0.06	$(0.01)	700%

Net Income**	$1.90	$1.51	26%

Earnings Per Share—Diluted
Income from continuing operations	$1.80	$1.49	21%
Income (loss) from discontinued operations*	$0.06	$(0.01)	700%

Net Income	$1.86	$1.48	26%

Weighted-average shares outstanding
Basic	104,293	106,114
Diluted	106,288	108,252

Dividends declared per share	$0.690	$0.575

*	Discontinued operations for 2006 reflects the after-tax gain on the sale of Federated’s trade-clearing business ($3.7 million), the reversal of a related deferred tax asset valuation allowance ($2.1 million) and after-tax operating income ($0.9 million) of Federated’s trade-clearing operations. Discontinued operations for 2005 primarily reflects the after-tax loss on the sale ($1.7 million) and after-tax operating loss ($1.1 million) of InvestLink Technologies, Inc., partially offset by after-tax operating income of Federated’s trade-clearing operations ($2.3 million).
**	May not sum due to rounding.

Federated Reports Q4 and Year-End 2006 Earnings

Jan. 25, 2007

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Dec. 31, 2006	Dec. 31, 2005
Assets
Cash, restricted cash and other short-term investments	$134,943	$284,805
Other current assets	47,108	61,618
Deferred sales commissions, net	112,286	157,562
Intangible assets, net, and goodwill	488,650	370,026
Other long-term assets	27,307	22,610

Total Assets	$810,294	$896,621

Liabilities, Minority Interest and Shareholders’ Equity
Current liabilities	$131,907	$166,300
Long-term debt—nonrecourse	112,987	159,784
Other long-term liabilities and minority interest	36,025	30,208
Shareholders’ equity excluding treasury stock	1,224,161	1,090,915
Treasury stock	(694,786)	(550,586)

Total Liabilities, Minority Interest and Shareholders’ Equity	$810,294	$896,621

Federated Reports Q4 and Year-End 2006 Earnings

Jan. 25, 2007

Changes in Equity and Fixed-Income Fund Managed Assets

(in millions)

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
	2006	2005	2006	2005
Equity Funds
Beginning assets	$27,171	$26,098	$26,031	$25,951

Sales	1,401	1,216	5,851	5,054
Redemptions	(1,772)	(1,796)	(7,062)	(6,666)

Net redemptions	(371)	(580)	(1,211)	(1,612)
Net exchanges	(13)	1	(5)	25
Acquisition related	0	0	643	142
Other*	1,879	512	3,208	1,525

Ending assets	$28,666	$26,031	$28,666	$26,031

Fixed-Income Funds
Beginning assets	$18,012	$19,744	$19,037	$21,137

Sales	1,089	1,023	4,537	5,061
Redemptions	(1,330)	(1,724)	(6,205)	(7,376)

Net redemptions	(241)	(701)	(1,668)	(2,315)
Net exchanges	80	(35)	22	(100)
Acquisition related	73	0	107	50
Other*	189	29	615	265

Ending assets	$18,113	$19,037	$18,113	$19,037

*	Includes the approximate effect of changes in the market value of securities held by the funds, reinvested dividends and distributions and net investment income.

Changes in Equity and Fixed-Income Separate Account Assets*

(in millions)

	Three Months Ended
	Dec. 31, 2006	Sept. 30, 2006
Equity Separate Accounts
Beginning assets	$11,105	$4,035

Net customer flows**	154	201
Acquisition related	0	6,420
Other**	969	449

Ending assets	$12,228	$11,105

Fixed-Income Separate Accounts
Beginning assets	$3,647	$3,708

Net customer flows**	1,062	(170)
Acquisition related	0	0
Other**	80	109

Ending assets	$4,789	$3,647

*	Includes separately managed accounts (SMA), institutional accounts and sub-advised funds (variable annuity and other).
**	For certain accounts, Net customer flows are calculated as the remaining difference between beginning and ending assets after the calculation of Other and the impact of Acquisition related. Other includes the approximate effect of changes in the market value of securities held in the portfolios, reinvested dividends and distributions and net investment income.

Data for periods prior to Q3 2006 is not available for Changes in Equity and Fixed-Income Separate Account Assets.

Federated Reports Q4 and Year-End 2006 Earnings

Jan. 25, 2007

(in millions)

MANAGED ASSETS	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006	Dec. 31, 2005
By Asset Class
Equity	$40,894	$38,276	$30,523	$31,552	$29,785
Fixed-income	22,902	21,659	21,675	22,342	23,017
Money market	173,644	162,808	158,319	163,604	160,621

Total Managed Assets	$237,440	$222,743	$210,517	$217,498	$213,423

By Market*
Wealth Management & Trust	$106,350	$102,878	$100,935	$107,885	$105,918
Broker/Dealer	103,081	95,144	84,316	82,969	82,886
Global Institutional	20,785	18,905	19,507	20,441	18,592
Other	7,224	5,816	5,759	6,203	6,027

Total Managed Assets	$237,440	$222,743	$210,517	$217,498	$213,423

By Product Type
Mutual Funds:
Equity	$28,666	$27,171	$26,488	$27,567	$26,031
Fixed-income	18,113	18,012	17,967	18,579	19,037
Money market	155,183	146,841	142,023	145,978	145,289

Total Fund Assets	$201,962	$192,024	$186,478	$192,124	$190,357

Separate Accounts:
Equity	$12,228	$11,105	$4,035	$3,985	$3,754
Fixed-income	4,789	3,647	3,708	3,763	3,980
Money market	18,461	15,967	16,296	17,626	15,332

Total Separate Accounts	$35,478	$30,719	$24,039	$25,374	$23,066

Total Managed Assets	$237,440	$222,743	$210,517	$217,498	$213,423

	Quarter Ended
AVERAGE MANAGED ASSETS	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006	Dec. 31, 2005
By Asset Class
Equity	$40,066	$36,429	$30,976	$30,696	$29,386
Fixed-income	22,624	21,685	21,986	22,743	23,248
Money market	169,008	161,558	160,977	164,061	157,433

Total Avg. Assets	$231,698	$219,672	$213,939	$217,500	$210,067

By Product Type
Mutual Funds:
Equity	$28,225	$26,550	$27,000	$26,779	$25,760
Fixed-income	18,150	18,023	18,244	18,874	19,249
Money market	152,192	145,840	143,794	146,096	143,691

Total Avg. Fund Assets	$198,567	$190,413	$189,038	$191,749	$188,700

Separate Accounts:
Equity	$11,841	$9,879	$3,976	$3,917	$3,626
Fixed-income	4,474	3,662	3,742	3,869	3,999
Money market	16,816	15,718	17,183	17,965	13,742

Total Avg. Separate Accts.	$33,131	$29,259	$24,901	$25,751	$21,367

Total Avg. Assets	$231,698	$219,672	$213,939	$217,500	$210,067

	Quarter Ended
ADMINISTERED ASSETS	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006	March 31, 2006	Dec. 31, 2005
Period End	$17,778	$18,423	$18,224	$18,555	$18,271
Average	$18,060	$18,236	$18,298	$18,494	$17,908

*	Federated’s market definitions changed as of Jan. 1, 2006. Channels that had been included in the former Institutional market are now included in the Broker/Dealer and the Wealth Management & Trust markets.